FIFTH AMENDED AND RESTATED REVOLVING CREDIT NOTE
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$9,500,000.00     Dallas,  Texas     January  31,  2002
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     FOR  VALUE  RECEIVED,  the  undersigned,  PIZZA  INN,  INC.,  a  Missouri corporation (the "BORROWER"), hereby promises to pay to the order of WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, a national banking association formerly known as First Interstate Bank of Texas, N.A. (the "BANK"), at its office located at 1445 Ross Avenue, Dallas, Texas 75265, on or before December 31, 2003, in lawful money of the United States of America and in immediately available funds, the principal sum of Nine Million Five Hundred Thousand and No/100 Dollars ($9,500,000.00) or such lesser amount as shall equal the aggregate unpaid principal amount of the Existing Loans and any additional Advances made by the Bank to the Borrower under Article II of the Loan Agreement referred to below, and to pay interest on the amount of each such Advance, at such office, in like money and funds, for the period commencing on the date of such Advance until such Advance shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

The Borrower hereby authorizes the Bank to endorse on the Schedule annexed to this Fifth Amended and Restated Revolving Credit Note (this "NOTE") the amount and Type of Advances made to the Borrower by the Bank and all Continuations, Conversions, and payments of principal in respect of such Advances, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all such Advances; provided, however, that the failure to make such notation with respect to any such Advance or payment shall not limit or otherwise affect the obligations of the Borrower under the Loan Agreement or this Note.

This Note is the Revolving Credit Note referred to in the Second Amended and Restated Loan Agreement dated as of March 31, 2000, between the Borrower and the Bank (as the same may be amended, modified, or supplemented from time to time, being referred to herein as the "LOAN AGREEMENT"), and evidences the Existing
Loans  and  all  additional  Advances  made  by  the  Bank thereunder.  The Loan
Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments of Advances prior to the maturity of this Note upon the terms and conditions specified in the Loan Agreement. Capitalized terms used in this Note and not otherwise defined herein have the respective meanings assigned to them in the Loan Agreement.

Notwithstanding anything to the contrary contained herein, no provision of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of the paragraph shall govern and prevail, and neither the Borrower nor the sureties, guarantors, successors or assigns of the Borrower shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and the Bank shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

This Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This
Note  is  performable  in  Dallas  County,  Texas.

This Note is given in renewal, extension and modification of, but not extinquishment or novation of, the indebtedness evidenced by that certain Fourth Amended and Restated Revolving Credit Note dated as of March 31, 2000 in the original principal amount of $9,500,000 executed by the Borrower and payable to the order of the Bank, which in turn was given in renewal, extension and modification of, but not in extinguishment or novation of, the indebtedness evidenced by that certain Third Amended and Restated Revolving Credit Note dated as of August 31, 1999 in the original principal amount of $9,500,000 executed by the Borrower and payable to the order of the Bank, which in turn was given in renewal, extension and modification of, but not in extinguishment or novation of, the indebtedness evidenced by that certain Second Amended and Restated Revolving Credit Note dated as of September 14, 1998 in the original principal amount of $9,500,000 executed by the Borrower and payable to the order of the Bank, which in turn was given in renewal, extension and modification of, but not extinguishment or novation of, the indebtedness evidenced by that certain Amended and Restated Revolving Credit Note dated as of August 28, 1997 in the original principal amount of $9,500,000 executed by the Borrower and payable to the order of the Bank.

The Borrower and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part of all of the collateral securing this Note, or to grant any other indulgences or forebearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

     PIZZA  INN,  INC.
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     By: /s/ Ronald W. Parker
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          Ronald  W.  Parker
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          President
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